BANKWELL FINANCIAL GROUP, INC. AND AFFILIATES
DEFERRED COMPENSATION PLAN FOR DIRECTORS
INVESTMENT POLICY STATEMENT

Adopted by the Board of Directors of Bankwell Financial Group, Inc.
July 30, 2014, amended on July 29, 2015, and amended and restated on September 27, 2023, effective as of January 1, 2024

This investment policy statement should be reviewed at least annually. Any change to this policy should be communicated in writing on a timely basis to all interested parties.

EXECUTIVE SUMMARY

Type of Plan:    Non-qualified deferred compensation plan

Plan Sponsor:    Bankwell Financial Group, Inc. and Affiliates

PURPOSE

The purpose of this Investment Policy Statement (“IPS”) is to establish the investment policy and process for the assets of the Bankwell Financial Group, Inc. and Affiliates Deferred Compensation Plan for Directors (the “Plan”). The Board of Directors (the “Board”) of Bankwell Financial Group, Inc. (the “Corporation”) has the authority to oversee the investment of the Plan's assets.

INVESTMENT POLICY

Financing Method:    Participant deferrals (and any earnings thereon) shall be invested in common stock of the Corporation (the “Stock”) and held in the Rabbi Trust (as defined below). Deferrals may be invested in cash or one or more short-term liquid investment funds (i) while awaiting the effectuation of purchases of Stock; and (ii) to satisfy the Rabbi Trust’s cash needs for benefit distribution and investment transfers. A non-Stock position of no more than the lesser of $20,000 or approximately 5% of Rabbi Trust assets will be the target. Within the foregoing parameters, the Chairman of the Compensation Committee shall be authorized to provide instructions to the Trustee with respect to the level of liquid assets to be held in the Trust. In addition, the Chairman of the Compensation Committee shall be authorized to provide as instructions to the Trustee as deemed necessary or appropriate to assure that Stock purchases under the Plan comply with Rule 10b-18 (to the extent the Trustee is not deemed an “agent independent of the issuer” pursuant to such Rule) and Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rabbi Trust:    The Corporation has established a trust under an agreement dated September 1, 2008 (as the same may be amended, modified or supplemented from time to time, the “Trust Agreement”) to hold assets of the Plan (the “Rabbi Trust”). Any amounts deferred by participants in the Plan and any earnings thereon shall be deposited and held in the Rabbi Trust. The Rabbi Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management.

Trustee: Dime Bank (successor to Guilford Savings Bank)

GUIDELINES FOR INVESTMENT IN THE CORPORATION’S STOCK

The Rabbi Trust is invested primarily in the Stock of the Corporation. The following guidelines will apply to the investment of Stock:

1.The Corporation will deposit with the Trustee, on a quarterly basis, in accordance with the directors’ compensation payment schedule approved by the Board (the “Fee Schedule”) the amount of any retainer or Board or committee meeting fees that each participant in the Plan (each, a “Participant”) has elected to defer pursuant to the Plan (the “Deferred Compensation”) with instructions as to the allocation of such funds to separate accounts in the name of and for the benefit of each Participant (each, a “Participant Plan Account”). Notwithstanding the foregoing, the Corporation shall not deposit a Participant’s Deferred Compensation with the Trustee until the expiration of the applicable "cooling off" period for members of the Board under Rule 10b5-1 under the Exchange Act (i.e., the later of (a) 90 days following the date the Participant files his or her most recent completed Director Compensation Election Form (the “Election Form”) under the Plan (the "Election Date") or (b) two (2) business days following the filing of the Form 10-Q or Form 10-K (for the fourth fiscal quarter) filed by the Company with the Securities and Exchange Commission for the quarterly period in which the Election Form is filed (subject to a maximum cooling off period of 120 days after the Election Date); provided that, for purposes of determining the Election Date, any Election Form that does not change Participant's election (but merely renews the Participant's immediately prior election) shall be disregarded and the Election Date shall be the date the Participant first filed an Election Form that remains in effect (without any interim changes)).
2.To the extent the Corporation declares and pays any dividends on the Stock, the Corporation will deposit with the Trustee, the amount of any dividends payable on Stock held by the Rabbi Trust, which dividends will be allocated to each Participant’s Plan Account in proportion to the number of shares allocated to such Participant’s Plan Account.
3.Upon receipt of any funds from the Corporation, the Trustee, subject to the restrictions set forth in paragraph 4 below, will purchase the maximum number of shares of Stock that can be purchased with the available funds allocated to each Participant’s Plan Account. Purchases may be made on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise, in the Trustee’s sole discretion, provided that all Stock purchases in a single day shall be made using a single broker or dealer. The Trustee may aggregate purchases in a block and allocate each execution on a pro rata basis to each Participant. In the event of partial execution of block orders, the Trustee shall allocate all the Stock actually purchased on a particular day pursuant to the Plan pro rata based on the ratio of (x) the total cash a Participant has in such Participant’s Plan Account to (y) the total cash in all Participants’ Plan Accounts.
4.Notwithstanding any other provision of the Plan, the Rabbi Trust or this IPS, the Trustee shall not purchase Stock for any Participant’s Plan Account:
(1)Any time that the Trustee is aware of material nonpublic information with respect to the Corporation;
(2)Any time that the Trustee, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to a Participant or the Corporation; or
(3)If the Trustee, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity has occurred.
5.All Participants will be provided with the information provided to shareholders of the Stock.
6.The Trustee shall provide the Corporation the details of any purchases of Stock by the Rabbi Trust and the allocation of such purchases to Participants’ Plan Accounts, within one (1) business day following such purchase to enable the Corporation to file any reports required to be filed on behalf of a Participant or by the Corporation under the securities laws.
7.Subject to the disclosure obligations of the Corporation and a Participant under the securities laws (including paragraph 6 above), information relating to purchase, holding and sale of Stock shall be maintained in accordance with procedures intended to maintain confidentiality.
8.Amounts payable under the Plan shall be paid in shares of Stock (rounded to the nearest whole share) held in the Participant’s Plan Account, with the remaining cash balance paid in a lump sum.
9.The Trustee shall act in situations where the Board determines there to be a potential for conflict or undue influence with respect to the exercise of shareholder rights.

It is the intent of the Corporation that this IPS and the Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 (to the extent the Trustee is not deemed an “agent independent of the issuer” pursuant to such Rule) under the Exchange Act, and this IPS shall be interpreted to comply with requirements thereof.

CHANGE IN PLAN INVESTMENTS

The Board shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Corporation in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

IPS AMENDMENTS

The Board has the authority to amend this IPS at any time and from time to time. If there is a discrepancy between this IPS and the Plan, the terms of the Plan shall govern.

Approved:    September 27, 2023
Effective:    As of January 1, 2024

BANKWELL FINANCIAL GROUP, INC. AND AFFILIATES
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS

As amended and restated and adopted on September 27, 2023) and effective as of January 1, 2024

BANKWELL FINANCIAL GROUP, INC. AND AFFILIATES
AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS

TABLE OF CONTENTS

        General

        ARTICLE I     Definitions
        ARTICLE II     Eligibility
        ARTICLE III     Deferred Compensation
        ARTICLE IV     Funding
        ARTICLE V     Participant Representations and Warranties
ARTICLE VI    Amendment and Termination
        ARTICLE VII     Miscellaneous

ARTICLE I

Definitions

a.“Affiliate” means any corporation or other entity which is under common control with the Corporation within the meaning of Section 414(b) or Section 414(c) of the Code. A “Participating Affiliate” is an Affiliate which has assumed the obligations of the Plan with the consent of the Board. A “Nonparticipating Affiliate” is an Affiliate which has not assumed the obligations of the Plan with the consent of the Board.

b.“Advisory Director” means a member of the advisory board of the Corporation or a Participating Affiliate who is not an employee of the Corporation or an Affiliate.

c.“Beneficiary” means the person designated by a Participant to receive benefits payable under the Plan in the event of the Participant's death. If a Participant has not designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant's Beneficiary will be his or her surviving spouse or, if none, his or her estate.

d.“Board” means the board of directors of the Corporation.

e.“Cause” means: (a) a Participant's conviction of any crime involving fraud, embezzlement, theft or dishonesty, moral turpitude, or any issue that in the sole opinion of the Board would negatively impact the reputation of the Corporation or any Affiliate or the Participant's ability to perform his or her duties; (b) serious willful misconduct by the Participant, including personal dishonesty in connection with the business or customers of the Corporation or an Affiliate, or the breach of the Participant's fiduciary duty to the Corporation or an Affiliate; (c) the failure of the Participant, in the opinion of a majority of the Board, to effectively perform his or her duties, as determined in the sole discretion of the Board; (d) the Participant’s arrest for any crime involving fraud, embezzlement, theft or dishonesty, or any issue that in the sole opinion of the Board would negatively impact the reputation of the Corporation or an Affiliate or the Participant's ability to perform his or her duties; (e) the commission by the Participant of an act constituting sexual harassment or other illegal discriminatory employment practice; or (f) the issuance of an order by the Corporation's regulatory authorities which removes the Participant from his or her positions at the Corporation or an Affiliate, or a communication by such regulatory authorities to the Board that the continuation of the Participant in his or her positions at the Corporation or an Affiliate would constitute an unsafe and unsound banking practice.

In the event: (a) the Participant incurs a Separation from Service for Cause based on an issue related to the commission by the Participant of an act constituting sexual harassment or other illegal discriminatory employment practice, personal dishonesty in connection with the business or customers of the Corporation or an Affiliate, or the Participant's arrest for any crime involving fraud, embezzlement, theft or dishonesty; and (b) after the case is fully adjudicated, the Participant is subsequently found innocent of these charges on the merits of the case by any court of competent jurisdiction or the appropriate administrative agency, then the Participant will be entitled to receive at that time the Deferred Compensation payable due to a Separation from Service without Cause. The Participant shall receive such amounts when they would otherwise have been paid under the terms of the Plan (or, if later, by the end of the calendar year in which the Participant is fully adjudicated to be innocent of the charges).

f.“Change in Control” means a change in ownership of the Corporation, a change in effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation, all within the meaning of Code Section 409A.

i.A change in ownership of the Corporation occurs when any person (or two or more persons acting as a group) acquires ownership of stock of the Corporation which, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of the Corporation. However, if any person or group of persons is considered to own more than fifty percent (50%) of the total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or group of persons is not considered to result in a change in ownership of the Corporation.

ii.A change in effective control of the Corporation occurs when a majority of the board of directors of the Corporation is replaced during a twelve-month period by persons who are not endorsed by a majority of the board of directors of the Corporation in office prior to such change.

iii.A change in ownership of a substantial portion of the assets of the Corporation occurs on the date that any one person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve-month period) assets from the Corporation that have a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. Gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

g.“Code” means the Internal Revenue Code of 1986, as amended.

h.“Committee” means any committee authorized by the Board pursuant to Section
7.1 to administer the Plan.

i.“Corporation” means Bankwell Financial Group, Inc. and any successor corporation which hereafter assumes its obligations.

j.“Deferred Compensation” means the amount of compensation that a Participant elects to defer under Section 3.1.

k.“Deferred Compensation Account” means the bookkeeping account maintained for each Participant to which the Participant's Deferred Compensation (and the earnings and losses allocable thereto) are credited.

l.“Director” means a member of the board of directors of the Corporation or a Participating Affiliate who is not an employee of the Corporation or an Affiliate.

m.“Disability” means a condition: (a) which causes a Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months; or (b) which results in a Participant receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation or an Affiliate. Disability shall be deemed to exist only when a written application has been filed with the Committee by or on behalf of the Participant and, with respect to a condition described in subsection (a), when such Disability is certified to the Committee by a licensed physician approved by the Committee. The existence of a Disability shall be determined in accordance with the requirements of Code Section 409A and the regulations issued thereunder.

n.“Election Form” means the written form pursuant to which a Participant elects to defer cash compensation as provided under Section 3.1.

o.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

p. “Participant” means an individual who satisfied the eligibility requirements of Article II and who is entitled to receive Deferred Compensation under Article III.

q.“Plan” means the Bankwell Financial Group, Inc. and Affiliates Deferred Compensation Plan for Directors, as set forth herein, including any amendments, rules and regulations adopted pursuant hereto.

r.“Separation from Service” means an individual's termination of service with the Corporation and all Affiliates, as defined for purposes of Section 409A of the Code.

s.“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from: (a) an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary, or a dependent of the Participant (as defined in Section 152 of the Code, without regard to Section 152(b)(l),(b)(2) and (d)(l)(B)); (b) loss of the Participant's property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance); or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of an Unforeseeable Emergency shall be made by the Committee in its sole discretion, based on such information as the Committee shall deem to be necessary and in accordance with the requirements of Code Section 409A and the regulations thereunder.

ARTICLE II

Eligibility

a.Eligibility. Eligibility to participate in the Plan is limited to a select group of management composed only of non-employee Directors and Advisory Directors who are designated by the Board to participate in the Plan. The Board shall have absolute discretion as to the non-employee Directors and Advisory Directors that it chooses to designate as Participants.

If an individual ceases to be a non-employee Director or Advisory Director, the individual shall not be credited with any Deferred Compensation with respect to directors' fees earned after the date of such event.

In addition, if an individual ceases to be a non-employee Director or Advisory Director but does not incur a Separation from Service (for example, because the individual becomes an employee of the Corporation or an Affiliate), then the individual shall remain a Participant solely for the purpose of determining his or her eligibility to receive a distribution of his or her Deferred Compensation Account.

ARTICLE III

Deferred Compensation

3.aDeferral of Directors' Fees. A Participant who is a non-employee Director or Advisory Director may elect to defer all (and not less than all) of any retainer fee or any board or committee meeting fees (or such other compensation) that he or she might earn with respect to his or her services to the Corporation or a Participating Affiliate during a calendar year and that would otherwise be payable in cash; provided, however, that the Participant must irrevocably elect to defer such amounts before the first day of the calendar year (or such earlier date as the Corporation may establish for purposes of compliance with applicable laws and regulations), which election shall be made on an Election Form provided by the Corporation and shall incorporate the Participant representations and warranties set forth in Article V, to the extent applicable. For purposes of clarification, the Plan permits evergreen elections, such that a Participant’s election to defer compensation shall remain in effect until otherwise modified by the Participant.

In the case of a non-employee Director or Advisory Director who first becomes eligible to participate in the Plan after the beginning of a calendar year, the deferral election under this Section 3.1 shall be made not later than thirty (30) days after becoming eligible to participate in the Plan. The election shall apply only to retainer fees or board or committee meeting fees (or such other compensation) that relate to services performed subsequent to the date of the election.

3.bAccounting for Deferred Compensation.

(1)A Participant's Deferred Compensation shall be credited by the Corporation or a Participating Affiliate (as applicable) to the Deferred Compensation Account maintained for the Participant. The Deferred Compensation shall be credited to the Participant's Deferred Compensation Account as of the day that Deferred Compensation would otherwise have been paid to the Participant absent such Participant’s election to defer such compensation. A Participant’s Deferred Compensation Account shall be deemed invested in shares of the common stock of the Corporation as of the time Deferred Compensation is credited to the Participant’s Deferred Compensation Account.

Any distribution made to a Participant or Beneficiary shall be charged to the Deferred Compensation Account of the Participant as of the date of the distribution.

(2)Participants' Deferred Compensation Accounts shall not be credited with earnings and losses (other than dividend equivalents on common stock in which a Participant’s Deferred Compensation Account is deemed invested), except to the extent that the Committee elects to have Participants' Deferred Compensation Accounts credited with earnings and losses based on changes in the value of the shares of common stock of the Corporation. If a portion of Participants' Deferred Compensation Accounts has not previously been credited with earnings and losses and the Committee elects to have such portion credited with earnings and losses based on changes in the value of the shares of common stock of the Corporation, such election shall apply on a pro rata basis to the portion of each Participant's Deferred Compensation Account that has not previously been credited with earnings and losses.

3.cVesting of Deferred Compensation. A Participant will always have a nonforfeitable right to receive the entire amount credited to his or her Deferred Compensation Account; provided, however, if a Participant incurs a Separation from Service for Cause, his or her entire Deferred Compensation Account will be forfeited.

3.dTime of Distribution of Deferred Compensation. A Participant's Deferred Compensation Account (adjusted as provided in Section 3.2) will be distributed on the earliest of the following:

(1)If the Participant incurs a Separation from Service with the Corporation and all Affiliates prior to reaching age seventy (70), the first day of the month coinciding with or next following the fifth anniversary of the date of the Participant's Separation from Service.

(2)If the Participant incurs a Separation from Service with the Corporation and all Affiliates on or after reaching age seventy (70), during the 90-day period beginning on the date of the Participant's Separation from Service.

(3)If the Participant incurs a Disability, during the 90-day period beginning on the date of the Participant’s Disability.

(4)If the Participant dies, during the 90-day period beginning on the date of the Participant’s death.

(5)As soon as practicable following the Committee's approval of a distribution due to the occurrence of an Unforeseeable Emergency; provided, however, that the amount of Deferred Compensation that may be distributed pursuant to an Unforeseeable Emergency may not exceed the amount reasonably necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by the liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

3.eForm of Distribution of Deferred Compensation.

(1)A Participant's Deferred Compensation Account will be distributed to the Participant (or, in the event of his or her death, to the Participant's Beneficiary) in a single lump sum at the time determined pursuant to Section 3.4.

(2)Amounts payable under this Section 3.5 shall be paid in shares of common stock of the Corporation (rounded to the nearest whole share) equal to the number of shares credited to a Participant’s Deferred Compensation Account plus any uninvested cash, with interest earned on such cash accrued through the date of distribution.

3.fChange in Time and Form of Distribution. Anything herein to the contrary notwithstanding, a Participant may make an election not to receive a distribution of his or her Deferred Compensation Account at the time set forth in Section 3.4 or in the single lump sum set forth in Section 3.5(a), but to receive a distribution of his or her Deferred Compensation Account at another time or in a form other than lump sum. In addition, a Participant may change an election which he or she previously made pursuant to this Section 3.6. However, any such election or change in election shall be subject to the following requirements:

i.Any such election or change in election cannot become effective until at least twelve months after the date on which the election or change in election is made.

ii.If the election or change in election is related to a distribution other than a distribution due to death, Disability or an Unforeseeable Emergency, the election or change in election must delay the date of payment for at least five years from the date such payment would otherwise have been made.

iii.If the election or change in election is related to a distribution that is payable at a specified time or pursuant to a fixed schedule, the election or change in election cannot be made less than twelve months prior to the date of the first scheduled payment.

iv.In no event can an election or change in election made pursuant to this Section 3.6 accelerate the time or schedule of any payment of Deferred Compensation, except to the extent permitted by Code Section 409A and the regulations issued pursuant thereto.

3.gCashout of Small Accounts. Notwithstanding the provisions of Section 3.4, Section 3.5 and Section 3.6, if the sum of a Participant's Deferred Compensation Account and accounts under any nonqualified deferred compensation arrangements of the same type (i.e., any account balance plans) maintained by the Corporation or any Affiliates does not exceed the limitation on elective deferrals set forth in Section 402(g)(l)(B) of the Code at the time of his or her Separation from Service with the Corporation and all Affiliates, then the Participant's entire Deferred Compensation Account shall be paid to the Participant in a single lump sum during the 90-day period beginning on the date of the Participant's Separation from Service.

3.hInvestment of Account Following Termination. For purposes of clarification, in the event a Participant incurs a Separation from Service with the Corporation and all Affiliates, the Participant’s Deferred Compensation Account shall continue to be deemed invested in accordance with the Investment Policy Statement.

ARTICLE IV

Funding

4.aUnfunded Plan. It is the intention of the Corporation, the Participating Affiliates, the Participants and their survivors and Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes. The rights of Participants and their survivors and Beneficiaries shall be solely those of a general unsecured creditor of the Corporation or a Participating Affiliate (as applicable). The Plan constitutes a mere promise by the Corporation or a Participating Affiliate (as applicable) to make benefit payments in the future.

4.2    Contractual Obligation. Subject to the provisions of Section 4.3, this Plan does not create a trust for the benefit of any Participant. The obligation of the Corporation or a Participating Affiliate (as applicable) to pay benefits under the Plan shall be interpreted as a contractual obligation to pay only those amounts described in the Plan in the manner and under the conditions prescribed by the Plan. Any assets set aside to fund deferred compensation shall be subject to the claims of general creditors, and no person other than the Corporation or a Participating Affiliate (as applicable) shall, by virtue of the provisions of the Plan, have any interest in such funds.

4.3    Trust. If the Corporation or a Participating Affiliate determines that Deferred Compensation under the Plan should be indirectly funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, annuity contracts, life insurance contracts, or a group or individual trust (including a trust the terms of which conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (a “Rabbi Trust”)). All of the assets of a Rabbi Trust shall be located, and shall remain located, within the United States. In addition, a Rabbi Trust shall not contain any provision which states that the assets of the Rabbi Trust will be restricted to the provision of benefits under the Plan in the event of a change in the financial health of the Corporation or an Affiliate (or any successor thereof),

ARTICLE V

Participant Representations and Warranties

5.aParticipant Representations and Warranties. If at any time, the Corporation establishes a Rabbi Trust that invests its assets in common stock of the Corporation, then each Participant, in executing and submitting an Election Form, makes the following representations, warranties and certifications, which shall survive the termination of such Participant’s election to participate in the Plan:
i.The Participant is not aware of any material, nonpublic information with respect to the Corporation or the common stock of the Corporation and is electing to participate in the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act, Rule 10b-5 promulgated thereunder or other applicable securities laws.
ii.The Participant does not have, and so long as his or her compensation is being deferred under the Plan will not establish, another trading arrangement intended to qualify as a Rule 10b5-1 Plan (as defined under Rule 10b5-1 under the Exchange Act) and is complying with and will continue to comply with the provisions of Rule 10b5-1(c)(1)(ii)(D) under the Exchange Act, which prohibits multiple overlapping Rule 10b5-1 Plans.
iii.Purchases of the Corporation’s common stock under the Plan have been duly authorized by the Participant and are not prohibited by any legal, regulatory or contractual restriction or undertaking binding on the Participant. The Participant will inform the Corporation as soon as possible of any subsequent legal or contractual restrictions affecting the execution of purchases of common stock by the Rabbi Trust for the account of the Participant.
iv.The Participant agrees not to enter into or alter any corresponding or hedging transaction with respect to the common stock of the Corporation while participating in the Plan.
v.The Participant agrees that he or she does not have authority, influence or control over any purchase of common stock of the Corporation effected by the Rabbi Trust pursuant to the Plan and will not attempt to exercise any such authority, influence or control. The Participant agrees that he or she will not communicate any information relating to the Corporation’s common stock or the Corporation to any employee of the trustee of the Rabbi Trust or its affiliates who are responsible for purchasing common stock of the Corporation in accordance with the Plan and during the time the Participant is a participant in the Plan.

Article VI

Amendment and Termination

6.1    Right to Amend. Subject to Section 6.3, at any time, and from time to time, the Board of the Corporation, by resolutions adopted by it, may amend the Plan or change the designation of Participants under the Plan.

6.2    Right to Terminate. Subject to Section 6.3, the Plan can be terminated by action of the Board of the Corporation, but only if: (a) the termination of the Plan does not occur proximate to a downturn in the financial health of the Corporation or an Affiliate; (b) all nonqualified deferred compensation arrangements of the same type (i.e., all account balance plans) maintained by the Corporation and all Affiliates are terminated with respect to all individuals; (c) no payments are made within twelve months after the termination of the Plan (other than payments that would have been payable under the terms of the Plan if the termination had not occurred); (d) all payments are made within twenty-four (24) months after the termination of the Plan; and (e) neither the Corporation nor any Affiliate adopts a nonqualified deferred compensation arrangement of the same type (i.e., an account balance plan) for a period of three years with respect to any individual following the date of the termination of the Plan. If the Plan is terminated, each Participant's Deferred Compensation Account will be paid to the Participant in a lump sum on the first day of the month coinciding with or next following the first anniversary of the termination of the Plan.

If the Board of the Corporation takes irrevocable action to terminate the Plan and all nonqualified deferred compensation arrangements of the same type (i.e., all account balance plans) sponsored by the Corporation and all Affiliates within thirty (30) days preceding or within twelve months following a Change in Control, then each Participant's Deferred Compensation Account will be distributed in a lump sum within twelve (12) months following the date of such irrevocable action.

If the Board of the Corporation terminates the Plan within twelve months following a corporate dissolution that is taxable under Code Section 331 or within twelve months following the bankruptcy court's approval of the termination of the Plan, then each Participant's Deferred Compensation Account will be distributed in the calendar year in which the Plan is terminated, the first calendar year in which the Deferred Compensation Account is no longer subject to a substantial risk of forfeiture, or the first year in which the distribution is administratively practicable (whichever is latest).

6.3     Limitations. Notwithstanding the preceding provisions of this Article VI: (a) no modification, amendment, discontinuance or termination of the Plan may permit any distribution of a Participant's Deferred Compensation Account other than in accordance with the provisions of Section 409A of the Code; (b) no modification, amendment, discontinuance or termination of the Plan shall adversely affect the rights of any former Director or Advisory Director (or the survivor of any former Director or Advisory Director) then receiving benefits; and (c) the vested benefits which any Participant had accrued immediately prior to the effective date of any modification, amendment, discontinuance or termination of the Plan shall not be reduced. Notice of every such modification, amendment, discontinuance or termination shall be given in writing to each Participant.

ARTICLE VII

Miscellaneous

7.1     Plan Administration. In its discretion, the Board of the Corporation may appoint a Committee consisting of at least one (1) but not more than five (5) persons. If appointed, the Committee shall be deemed to be the plan administrator of the Plan. If the Board has not appointed a Committee to administer the Plan, the Board will act as the Committee.

The Committee shall interpret and construe the provisions of the Plan, shall decide any disputes which may arise relative to the rights of Participants (and their survivors and Beneficiaries) under the terms of the Plan, and shall, in general, direct the administration of the Plan embodied herein. The Committee may adopt such rules as it deems necessary for the proper administration of the Plan. The decision of the Committee in all matters involving the interpretation and application of the Plan shall be final, binding and conclusive (unless the Committee has acted in an arbitrary or capricious manner).

7.2     Nonassignability. Except to the extent required by law, the right of any Participant or his or her survivors or Beneficiaries to any benefit or payment under the Plan: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her survivors or Beneficiaries; (b) shall not be considered an asset of the Participant or his or her survivors or Beneficiaries in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that a Participant or any survivors or Beneficiaries who are receiving or are entitled to receive benefits under the Plan attempt to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless required by law, be null and void.

7.3    Code Section 409A. Any provision of the Plan that is susceptible to more than one interpretation shall be interpreted in a manner that is consistent with the Plan satisfying the requirements of Code Section 409A.

7.4    Governing Law. Except to the extent preempted by applicable federal laws, the provisions of the Plan shall be interpreted, construed and administered in accordance with the laws of the State of Connecticut, other than its choice of law principles.

7.5    No Contract. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Corporation or an Affiliate and its service providers or to be consideration for, or an inducement or condition of, the service of any person. Nothing herein contained shall be deemed: (a) to give to any Participant the right to be retained in the service of the Corporation or an Affiliate; (b) to affect the right of the Corporation or an Affiliate to discipline or discharge any Participant at any time; (c) to give the Corporation or an Affiliate the right to require any Participant to remain in its service; or (d) to affect any Participant's right to terminate his or her service at any time.

7.6    Withholding. The Corporation or an Affiliate shall have the right to deduct from any distribution any taxes required by law to be withheld from a Participant with respect to such award.

7.7    Rights of Survivors and Beneficiaries. Whenever the rights of a Participant are stated or limited in the Plan, his or her survivors and Beneficiaries shall be bound thereby.

7.8    Account Statements. Periodically (as determined by the Committee), each Participant shall receive a statement indicating the amounts credited to and distributed from the Participant's Deferred Compensation Account during such period.

7.9    Masculine, Feminine, Singular and Plural. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

7.10    Titles. The titles to Articles and Sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

7.11    Other Plans. Nothing in this Plan shall be construed to affect the rights of a Participant, his or her survivors or Beneficiaries, or his or her estate to receive any retirement or death benefit under any tax qualified pension plan, another nonqualified deferred compensation arrangement, insurance agreement, tax-deferred annuity, or other retirement plan of the Corporation or an Affiliate.

Dated this 27th day of September, 2023.

Witness:                        BANKWELL FINANCIAL GROUP, INC.

________________________________        s/ Eric J. Dale
                            Its: Compensation Committee Chair